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EXHIBIT 5
OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP

July 23, 2001

PAULA Financial
300 North Lake Avenue, Suite 300
Pasadena, CA 91101

    Re:        PAULA Financial Registration Statement for Offering of an Aggregate
                  of 700,000 Shares of Common Stock

    Dear Ladies and Gentlemen:

    We have acted as counsel to PAULA Financial, a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 700,000 shares of common stock, par value $.01 per share, and related stock options for issuance (the "Shares") under the Company's Amended and Restated 1997 Stock Incentive Plan (the "Plan").

    This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

    We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment and amendment of the Plan. Based on such review, we are of the opinion that if, as and when the Shares have been issued and sold (and the consideration therefor received) pursuant to the provisions of option agreements duly authorized under the Plan and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

    We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

    This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan or the Shares.

                      Very truly yours,

                      BROBECK, PHLEGER & HARRISON LLP

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EXHIBIT 5 OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP